                                                                   Exhibit 10.42
                                                                   -------------

                   EMPLOYMENT AND NON-COMPETITION AGREEMENT
                   ----------------------------------------

     THIS AGREEMENT is entered into as of the 23rd day of February, 1999 by and among Mark S. Schwartz, an individual resident of 3422 Hidden River View, Annapolis, MD 15403 (the "Executive"), Big V Holding Corp., a Delaware corporation ("Holding"), and Big V Supermarkets, Inc., a New York corporation (the "Company").

                                   RECITALS
                                   --------

     WHEREAS, the Company and Holding are parties to a Management Agreement under which Holding provides the services of senior management to the Company (the "Management Agreement");

     WHEREAS, the Executive has indicated his willingness to enter into this Agreement and to perform management services for the Company under the Management Agreement as are set forth herein; and

     WHEREAS, the Company and the Executive desire to set forth the terms and conditions under which the Executive shall be employed by Holding and upon which Holding shall compensate the Executive.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter set forth, Holding, the Company and the Executive agree as follows:

                                  SECTION ONE
                                  -----------
                                  EMPLOYMENT
                                  ----------

     1.01  Office.  Holding hereby employs, engages and hires the Executive, and
           ------
the Executive agrees to serve Holding, as an executive-level employee of Holding for the term of employment specified in section 1.04 herein.

     1.02  Responsibilities.  The Executive shall serve as President and Chief
           ----------------
Executive Officer and Director of Holding and the Company, performing such duties as shall reasonably be required of a President and Chief Executive Officer are reasonably consistent with the job description attached hereto as Exhibit A
                                                                  ---------
reporting only to the Board of Directors of Holding (the "Board"). The Executive shall have such other powers and perform such other reasonable additional executive duties as may from time to time be assigned to him by the Board.

     1.03  Full-Time Commitment.  The Executive will serve Holding faithfully
           --------------------
AND to the best of his ability and will devote substantially all of his time, energy, experience, and talents during regular business hours and as otherwise reasonably necessary to such employment, to the exclusion of all other business activities.

     1.04  Term.  The term of this Agreement (the "Term") shall be from the date
           ----
hereof until the earlier of (a) the termination of the Executive's employment hereunder pursuant toSections 3.01 or 3.04 hereof or (b) December 31, 2003, provided, however, that the Term shall be automatically renewed for an additional one-year period following December 31, 2003 and for additional one-year periods thereafter unless (i) either Holding or the Executive notifies the other of its or his desire not to renew the Term no later than December 31, 2002 or, with respect to a year in which the Term has been renewed, one year prior to the last day of such renewal year, (ii) the Executive's employment is terminated pursuant to Sections 3.01 or 3.04, in which case the Term shall end as of the date of such termination or (iii) the Executive's employment is terminated pursuant to Sections 3.02, 3.03 or 3.05, in which case the Term shall end on December 31, 2003 or, with respect to any renewal years December 31 of the year in which such termination occurred.

                                  SECTION TWO

                           COMPENSATION OF EXECUTIVE
                           -------------------------

     2.01  Base Salary.  During the Term the Executive shall receive as a base
           -----------
salary $500,000 per annum (the "Base Salary"). The Base salary shall be paid in weekly installments in arrears and subject to withholding and other applicable taxes. The Base Salary shall be reviewed annually at the end of each calendar year beginning with calendar year 2000 by the Board and may be increased at that time if the Board determines, in its sole discretion, that the Base Salary warrants any increase.

     2.02  Bonuses.  The Executive shall be entitled to receive accrued annual
           -------
bonuses at the end of each calendar year in accordance with the Annual Incentive Bonus Plan attached hereto as Schedule I (the "Plan"). The Annual Incentive
                              ----------
Bonus Plan initially provides for a $250,000 annual base bonus depending on the Company's meeting certain performance criteria set forth in the Plan, and subject to adjustment downward or upward for performance below or in excess of the criteria set forth in the Plan; provided, however, notwithstanding the foregoing, the Executive shall be entitled to a minimum bonus pursuant to the foregoing of $200,000 for 1999, to be paid in accordance with Schedule I
                                                              ----------
("Initial Bonus"). If, however, the Executive's employment is terminated pursuant to either Sections 3.01 or 3.04 hereunder within two years from the date hereof, the Company may, at its sole discretion, demand that Executive repay a portion of the Initial Bonus not earned pursuant to the Section III of the Annual Percentage Bonus Plan attached hereto as Schedule I. The Executive
                                                    ----------
shall repay such Initial Bonus using a certified or official bank check payable to the Company, within ten (10) days of such demand. The payment of the Executive's bonus shall be subject to withholding and other applicable taxes.

     2.03  Options.  As soon as practicable after commencement of the Term, the
           -------
Executive shall be granted an option, pursuant to Holding's 1990 Time Accelerated Restricted Stock Option Plan (the "Option Plan"), to purchase [19,000] shares of the common stock, $.01 par value per share, of Holding ("Option Stock") for $35 per share. Such option shall be evidenced by an option agreement in substantially the form attached hereto as Exhibit B (the "Stock Option Agreement"). The Option
                            ---------
Stock shall vest and become exercisable based upon the performance schedule set forth in the Stock Option Agreement.

     2.04  Vacation. The Executive shall be entitled to take four weeks of paid
           --------
vacation annually during the Term, to be taken at such time or times as shall be mutually convenient and consistent with his duties and obligations to Holding and the requirements of the Company.

     2.05  Expenses.  Holding shall promptly pay or reimburse the Executive for
           --------
all reasonable expenses incurred by him in connection with the performance of his duties and responsibilities hereunder, including, but not limited to, expenses paid or incurred for travel relating to the business of Holding or the Company. All requests for reimbursement of expenses referred to in this paragraph shall be accompanied by such underlying documents or other evidence as are reasonably required to support the deduction of such expenses in accordance with the rules established by Holding, which shall be consistent with the rules in effect at the Company for the Company's executive officers.

     2.06  Life Insurance.  Subject to the Executive's reasonable insurability,
           --------------
Holding shall obtain and keep in full force and effect during the Term, at its own cost and expense, insurance covering the Executive's life in an amount equal to 200% of his Base Salary as of January 1st of each year during the Term, or such higher percentage as the Company may maintain from time to time with respect to its senior executives, payable to his estate or such other person or persons as he may from time to time direct. In addition to such insurance, Holding or the Company, in its discretion, and at its own cost and expense, may also obtain insurance for its own benefit covering the

Executive's life in such amount as it considers advisable, and the Executive agrees to cooperate fully to enable Holding or the Company to obtain such insurance.

     2.07  Automobile.  During the Term, Holding shall make available to the
           ----------
Executive a luxury class automobile in accordance with the Company's car policy for senior officers, together with all normal maintenance of such automobile including insurance, garage, repairs, etc. If Holding makes available to the Executive a leased automobile, the Executive shall have the right to purchase the same with his own funds at the end of the lease term at the purchase option exercise price.

     2.08  Relocation Expenses.  (a) The Company shall reimburse the Executive
           -------------------
for certain specified reasonable expenses actually incurred by the Executive and his immediate family in relocating to the Florida, New York area in accordance with the Company's established relocation policy guidelines. Upon the purchase or renting of a residence, the Executive will be reimbursed for specific closing costs or allowances in accordance with the Company's established relocation policy guidelines relating to "buy-side" transactions. The Company will also provide the Executive with the assistance of a national relocation company to market the Executive's home in Maryland.

          (b) The Company will provide the Executive with temporary living arrangements in an apartment rented by the Company for a period of six months from first day of employment, which period may be extended for up to three additional months if necessary and approved by the Chairman.

          (c) The Company will reimburse the Executive and his immediate family for a reasonable number of return trips to Maryland and house search trips to New York.

          (d) In the event that the reimbursement of the Executive for foregoing expenses results in taxable income to the Executive, the Executive will be grossed-up to the extent of 33% of the incremental taxable income through a bonus.

     2.09  Other Benefits.  The Executive shall be entitled to participate in
           --------------
ALL employment benefit plans now existing or hereafter established by Holding, which shall be consistent with such benefit plans or arrangements generally made available to senior executive officers of the Company.

                                 SECTION THREE
                                 -------------

                                  TERMINATION
                                  -----------

     3.01  Cause.  The Executive may be terminated from his employment by
           -----
Holding at any time for Cause without prior notice, and Holding shall, upon such termination, have no obligation to pay the compensation specified in section 2 herein except that Holding shall be obligated to pay the Base Salary specified in Section 2.01 herein through the date of such termination. For purposes of this Agreement, "Cause" shall mean a termination of employment of the Executive by Holding or any of its subsidiaries due to (a) the commission by the Executive of an act of fraud or embezzlement (including the unauthorized disclosure of confidential or proprietary information of Holding or the Company which results in, or which could be reasonably expected to result in, a material injury to Holding or the Company), (b) a felony conviction or guilty plea of the Executive, (c) willful misconduct as an employee of Holding or the Company which results in material injury to Holding or the Company or (d) the willful failure of the Executive to render services to Holding or the Company in accordance with his employment which failure amounts to a material neglect of his duties to Holding or the Company; as determined in each case in good faith by the Board. In the event of a termination for Cause pursuant to this Section 3.01, the Executive's right to receive compensation and other benefits I except for payments for services previously rendered, shall cease immediately upon such termination.

     3.02  Disability; Death.  If the Executive shall fail to or be unable to
           -----------------
perform the duties required hereunder because of any serious physical or other incapacity as determined by an independent medical doctor selected by the Board, and such failure or inability shall continue for a period of 180 consecutive days or longer during the Term, Holding shall have the right to terminate this Agreement. This Agreement shall terminate automatically upon the death of the Executive. In the event of termination due to death or disability pursuant to this Section 3.02, the Executive's right to receive compensation hereunder shall cease, except that (a) the Executive shall receive any life or disability insurance benefits (as applicable) and Holding shall pay to the Executive all bonus compensation earned or awarded hereunder to the date of termination, (b) in the event of termination due to disability and subject to the Executive's reasonable insurability, during the Term the Executive shall continue to receive medical and health insurance benefits otherwise made available to other senior executives, except to the extent such coverage is available to the Executive from sources other than Holding or the Company, (c) in the event of termination due to disability, Holding shall continue to treat the Executive as an employee for federal tax purposes but only if and to the extent Holding is permitted to do so under applicable statutes, regulations and rulings and only for so long as Holding is required to pay the Executive Base Salary pursuant to the terms hereof and the Executive is not employed by any other person or entity and (d) in the event of termination due to disability, Holding shall continue to pay the Executive his Base Salary in accordance with Section 2.01 hereof until the end of the Term, provided that any Base Salary payable pursuant to this Section 3.02 shall be reduced by any compensation received by the Executive during such period from any entity or person (it being understood that the Executive shall not be obligated to seek other employment) and by any disability insurance benefits received by the Executive. Except as specifically provided in the preceding sentence, the Base Salary shall not be subject to any increases whatsoever.

     3.03  Termination Without Cause.  Holding shall have the right to terminate
           -------------------------
the employment of the Executive at any time without Cause ("Cause" shall be determined according to Section 3.01 herein). In such case, the Executive's right to receive compensation and other benefits hereunder, other than bonus compensation earned or awarded to the date of such termination, shall cease. Notwithstanding the foregoing, Holding shall continue to pay the Executive his Base Salary in accordance with Section 2.01 hereof until the earlier of two (2) years from the date of such termination or the end of the Term (the "Severance Term"); provided that any Base Salary payable pursuant to this Section 3.03 shall be reduced by any compensation received by the Executive during such period from any entity or person (it being understood that the Executive shall not be obligated to seek other employment). Except as specifically provided in the preceding sentence, the Base Salary shall not be subject to any increases whatsoever.

          3.04  Voluntary Termination.  The Executive may voluntarily terminate
                ---------------------
his employment hereunder at any time, for any reason or for no reason. In such case, the Executive's right to receive compensation and other benefits hereunder, other than Base Salary and bonus compensation earned or awarded, in each case to the date of such termination, shall cease.

          3.05  Termination for Good Reason.  The Executive shall have the right
                ---------------------------
to terminate his employment with Holding for "Good Reason" upon written notice to Holding, delivered to Holding promptly after the event or cause constituting "Good Reason." For purposes of this Agreement, "Good Reason" shall mean (a) the failure to elect or appoint the Executive as President and Chief Executive Officer and to the Board of Directors of Holding or the Company or (b) the failure by Holding or the Company to pay any compensation or other amount due the Executive under this Agreement, which failure is not remedied within ten
(10) business days after written notice thereof is delivered to Holding by the Executive. The Executive's termination for Good Reason hereunder shall be treated for purposes of this Agreement, and for purposes of the Shareholders' Agreement by and among Holding and the shareholders of Holding named therein, dated as of December 28, 1990 (the "Shareholders'

Agreement"), and the Non-Qualified Time Accelerated Restricted Stock Option Agreement to be entered into pursuant to Section 2.03 hereof, as if the Executive were terminated without Cause by Holding pursuant to Section 3.03 hereof.

                                  SECTION FOUR
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                 SALE OF COMMON STOCK TO EXECUTIVE; PUT OPTION
                 ---------------------------------------------

     4.01 The Executive hereby agrees to purchase from Holding, and Holding hereby agrees to sell, assign and convey to the Executive, 20,000 shares (the "Purchase Shares") of Common Stock for the aggregate purchase price of $700,000 at a closing to occur within 90 days hereof (the "Closing"). At the Closing:
(a) the Executive shall pay such purchase price by delivering to Holding a promissory note made in the principal amount of $700,000 payable to the order of Holding in the form of Exhibit C hereto (the "Promissory Note") and a pledge
                       ---------
agreement in the form of Exhibit D hereto (the "Pledge Agreement"), and (b) the
                         ---------
Company shall deliver to the Executive certificates representing the Purchase Shares, duly registered in the name of the Executive. The sale will be governed by the Management Stock Subscription Agreement in the form of Exhibit E hereto.
                                                              ---------

     4.02 The Executive agrees to execute and deliver to Holding at the Closing the Shareholders' Agreement, and a certificate acknowledging, in connection with the purchase of the Purchase Shares, that he is making and shall be bound by, the representations, warranties, agreements, acknowledgments and covenants set forth on Exhibits hereto.

     4.03 Pursuant to the conditions set forth in this Section 4, the Company grants the Executive an option to require the Company to purchase certain shares held by the Executive (the "Put Option") so long as the Executive is still employed by the Company pursuant to this contract as of December 31, 2003 and December 31, 2005 (each year shall be referred to as a "Put Year"). To be eligible for the Put Option for a particular Put Year, the following thresholds must be met:

          (i) the actual Cash Flow (as defined in the Plan) for the Put Year must exceed the actual Cash Flow of the prior year by 2.5%; and

          (ii) the Company must have a cumulative actual Cash Flow that exceeds the cumulative Plan Cash Flow (as defined in the Plan) for all target periods up through and including the Put Year.

     If the Company meets the above thresholds during a Put Year, the Executive may, upon written notice to the Company (the "Put Notice"), require the Company to repurchase free and clear of any liens, claims or encumbrances, up to 25% of the Purchase Stock and Option Stock in each Put Year, up to an aggregate of 50% of such stock for both Bonus Years (the "Put Shares"). The purchase price for the Put Shares shall be calculated as follows (the "Put Share Price" formula):

          Put Share Price = (Bonus Year Cash Flow x 5.5) - Funded Indebtedness
                            --------------------------------------------------
                                        Outstanding Capital Stock

     "Bonus Year Cash Flow" shall equal the actual Cash Flow for the particular Bonus Year.

     "Funded Indebtedness" shall mean all of the Company's funded indebtedness as of the end of the Put Year, including capital leases, as reported in the Company's audited financial statements.

     "Outstanding Capital Stock" shall mean all of the Company's outstanding capital stock on a fully diluted basis as of the end of a Put Year.

     In order to exercise the Put Option, the Executive must deliver the Put Notice to the Company within thirty (30) days of receipt by the Company of audited financial statements for such Put Year. The closing of the purchase of the Put Shares shall occur at 10:00 a.m. at the Company on the thirtieth day after receipt by the Company of the Put Notice (or at such date, time and place as the parties may otherwise agree). At the Closing, the Executive shall deliver to the Company certificates representing the shares to be purchased, together with stock powers endorsed in blank free and clear of all liens and encumbrances. The Company shall deliver the Put Share Price using a certified or official bank check payable to the Executive.

     4.04 Notwithstanding the provisions of this Section 4, the issuing of such Purchase Shares and the consummation of the Put Option are subject to the receipt by Holding of the consents required by certain lending institutions to such transactions. The Company agrees to seek for such consents whenever such consents are required.

                                  SECTION FIVE
                                  ------------

                            COVENANT NOT TO COMPETE
                            -----------------------

     5.01  Non-Competition.  So long as the Executive is employed by Holding and
           ---------------
for a period of one (1) year from the date of the Executive's termination of employment hereunder or, if terminated pursuant to Sections 3.02, 3.03 and 3.05, until the earlier of the expiration of the Term, notwithstanding such termination, or the Severance Term, the Executive shall not, directly or indirectly, by or for himself or as the agent of another or through another as his agent (a) own any interest in (other than up to five percent of any publicly traded security), provide consulting or other services to or serve as an officer or director or engage in the management or operation of any entity that, directly or indirectly, owns, manages or operates, or participates in the operation of, any supermarket or other retail grocery store located within 20 miles of any supermarket owned or operated by the Company or any subsidiary of the Company, or (b) solicit for employment, employ or induce or advise any employee to leave the employ of Holding, the Company or any of its subsidiaries. Notwithstanding the foregoing, if the Executive is terminated pursuant to Sections 3.02, 3.03 or 3.05 hereof, after one year from the date of such termination the Executive may elect by written instrument in form and substance reasonably acceptable to Holding, to waive any and all rights to, and release Holding and the Company from any and all obligations to pay or provide, any Base Salary or benefits to which the Executive would otherwise be entitled pursuant to such Sections 3.02, 3.03 or 3.05. In such event, notwithstanding anything herein to the contrary, from and after ten (10) business days following the date on which an originally executed copy of such instrument is delivered to Holding, the Executive shall no longer be subject to the restrictions set forth in this
Section 5.01 and neither Holding nor the Company shall be obligated to make any payments or provide any benefits or other compensation to the Executive.

     5.02  Restitution.  In addition to all other remedies provided for
           -----------
hereunder, the Executive agrees that if he shall violate any of the provisions of this Section 5, Holding shall be entitled to an accounting and repayment of all profits, compensation, remuneration or other benefits that the Executive may realize arising from or related to any such violation.

     5.03  Modification.  The parties agree and acknowledge that the duration,
           ------------
scope and geographic area of the covenant not to compete described in this
Section 5 are fair, reasonable and necessary in order to protect the good will and other legitimate interests of Holding, that adequate compensation has been received by the Executive for such obligations, and that these obligations do not prevent the Executive from earning a livelihood. If, however, for any reason any court determines under applicable law that the provisions in this Section 5 pertaining to duration, scope and geographic area in relation to non-competition are too broad or otherwise unreasonable, that the consideration provided for hereunder is inadequate or that the Executive has been prevented unlawfully from earning a livelihood (together, such provisions being hereinafter referred to as "Restrictions"), such Restrictions shall be interpreted, modified or rewritten, and such court is hereby requested and authorized by the parties hereto to revise the Restrictions, to include the maximum Restrictions as are valid and enforceable under applicable law.

                                  SECTION SIX
                                  -----------

                            CONFIDENTIAL INFORMATION
                            ------------------------

     6.01  Proprietary Information.  In the course of his service to Holding and
           -----------------------
the Company, the Executive shall have access to confidential and proprietary information, including, but not limited to strategic plans or data, financial statements, information concerning marketing data, customer research and data, information concerning sources of supply, pricing information and data, trade secrets or the business, operations or financial condition of Holding, the Company and its subsidiaries and affiliates and Wakefern Food Corporation. Such information shall be referred to hereinafter as "Proprietary Information" and shall include any and all items enumerated in the preceding sentence whether previously existing, now existing or arising hereafter, whether conceived or developed by others or by the Executive alone or with others, and whether or not conceived or developed during regular working hours. Proprietary Information which is in the public domain during the period of service by the Executive, provided the same is not in the public domain as a consequence of disclosure directly or indirectly by the Executive in violation of this Agreement, shall not be subject to the restrictions of Sections 6.01 through 6.03 herein.

     6.02  Fiduciary Obligations.  The Executive acknowledges that Holding and
           ---------------------
the Company have expended, and will continue to expend, significant amounts of time, effort and money in the procurement of their Proprietary Information, that Holding and the Company have taken all reasonable steps in protecting the secrecy of the Proprietary Information, that said Proprietary Information is of critical importance to Holding and the Company and that a violation of this
Section 6 would seriously and irreparably impair and damage the business of both Holding and the Company, and the Executive agrees to keep all Proprietary Information in a fiduciary capacity for the sole benefit of Holding and the Company.

          6.03  Non-Disclosure.  The Executive shall not disclose. directly or
                --------------
indirectly (except as the Executive's duties in the regular and proper course of business of Holding or the Company may require and except as required by law), any Proprietary Information to any person other than Holding, the Company or authorized employees thereof at the time of such disclosure, or to such other persons to whom the Executive has been specifically instructed to make disclosure by the Board of Directors of Holding or the Company and in all such cases only to the extent required in the regular and proper course of business of Holding and the Company. At the termination of his employment, the Executive shall deliver to Holding all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and shall not retain or use any copies or summaries thereof.

                                 SECTION SEVEN
                                 -------------

                                    REMEDIES
                                    --------

     7.01  Remedies.  The Executive acknowledges that he has carefully read and
           --------
considered the terms of this Agreement and knows them to be essential to induce Holding and the Company to enter into this Agreement and that any breach of the provisions contained herein will result in serious and irreparable injury to Holding and the Company. Therefore, in the event of a breach of this Agreement, Holding and the Company shall be entitled to equitable relief against the Executive, including, without limitation, an injunction to restrain the Executive from such breach and to compel compliance with this Agreement in protecting or enforcing its rights and remedies.

                                 SECTION EIGHT
                                 -------------

                                 MISCELLANEOUS
                                 -------------

     8.01  Notice of Sale.  If, during the term of Executive's employment
           --------------
hereunder, Holding, the Company or an Affiliate (as defined in the Shareholders' Agreement) of the Company to which this Agreement is assigned is sold to a third party (whether directly or indirectly, by sale of stock or assets, merger or otherwise), Holding shall endeavor to give Executive such advance notice therefor as is practicable in the circumstances, taking into account the need of the parties to the transaction to maintain confidentiality of their negotiations until public announcement thereof. In such event, Executive shall not disclose to any other person the pendency of such transaction until such public announcement is made.

     8.02  Indemnification.  Holding and the Company shall indemnify Executive
           ---------------
in the event that he is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of Holding or the Company, its subsidiaries or Affiliates, in which capacity he is or was serving at the request of Holding or the Company, against expenses (including attorneys' fees which shall be advanced as incurred) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth and permitted by the General Corporation Law of the State of Delaware, and any other applicable law, as from time to time in effect.

     8.03  Notices.  All notices hereunder, to be effective, shall be in writing
           -------
and shall be deemed delivered when delivered by hand or five days after being sent by first-class-certified mail, postage and fees prepaid, as follows (unless and until notice of another or different address shall be given):

(i)  If to Holding:           Big V Holding Corp.
                              c/o Thomas H. Lee Company
                              75 State Street
                              Boston, Massachusetts 02109
                              Attn: Chairman

     Copy to:                 Charles W. Robins, Esquire
                              Hutchins, Wheeler & Dittmar
                              A Professional Corporation
                              101 Federal Street
                              Boston, Massachusetts 02110

(ii) If to the Executive:     To the address set forth below.

     8.04  Modification.  This Agreement, together with the Stock Option
           ------------
Agreement, Promissory Note, Pledge Agreement and Shareholders' Agreement, constitute the entire agreement between the parties hereto with regard to the subject matter hereof, terminating and superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

     8.05  Assignment.  This Agreement and all rights hereunder are personal to
           ----------
the Executive and may not be assigned by him. Notwithstanding anything else in this Agreement to the contrary, Holding and the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company whether by purchase, merger or consolidation.

     8.06  Captions.  Captions herein have been inserted solely for convenience
           --------
of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

     8.07  Severability.  The provisions of this Agreement are severable, and
           ------------
the invalidity of any provision shall not affect the validity of any other provision. In the event that any arbitrator or court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto agree that said arbitrator or court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

     8.08  Taking Effect.  The terms and conditions set forth in this Agreement
           -------------
shall take effect and be binding upon the parties as of the date first above written.
     8.09  Governing Law.   This Agreement shall be construed under and governed
           -------------
by the laws of the State of New York.

                                      ****

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a binding contract as of the day and year first above written.

                                 BIG V HOLDING CORP.


                                 By /s/David Bronstein
                                   ----------------------
                                        (signature)

                                      David Bronstein
                                   ----------------------
                                        (print name)

                                       Chairman & CEO
                                   ----------------------
                                       (print title)

EXECUTIVE:                         BIG V SUPERMARKETS, INC.


/s/Mark S. Schwartz                By /s/David Bronstein
---------------------              ----------------------
Mark S. Schwartz                         (signature)

                                      David Bronstein
                                   ----------------------
                                       (print name)

                                       Chairman & CEO
                                   ----------------------
                                       (print title)

Executive's Home Address:

3422 Hidden River View
Annapolis, MD 15403

                                   SCHEDULE I
                                   ----------

                                       TO
                                       --

                  EMPLOYMENT AGREEMENT WITH MARK S. SCHWARTZ
                  ------------------------------------------
                          ANNUAL INCENTIVE BONUS PLAN
                          ---------------------------

I.  ANNUAL INCENTIVE BONUS BASE AMOUNT AND SCALE

    The Annual Incentive Bonus base amount (the "Base Amount") for the Executive for each year shall equal 50% of his Base Salary for such year. For each year shown below, the Executive will earn all of the Base Amount upon the achievement by the Company of the "Plan Cash Flow" shown below for such year:

    YEAR      PLAN CASH FLOW ($000)/1/
    ----      --------------------


---------------------------------
/1/ For the years ending 2000 through 2003 and including any extensions of this
---
Agreement, the Plan Cash Flow targets shall be determined by the Executive Committee of Holding and approved by the Compensation Committee of the Board

     1999                          46,300

     2000                             *

     2001                             *

     2002                             *

     2003                             *

     Cumulative Plan Cash             *
     Flow for all Target
     Periods

     The achievement of the Plan Cash Flow target will result in the payment of an Annual Incentive Bonus equal to the Base Amount. The Bonus will be reduced by one eleventh (1/11) of the Base Amount for each one percent by which the Plan Cash Flow target exceeds the Company's actual Cash Flow for the applicable year; provided, however, that if less than 90% of the Plan Cash Flow target is achieved, no Bonus will be paid.

     In the event the Company's actual Cash Flow exceeds the Plan Cash Flow target for the applicable year, the Annual Incentive Bonus will be increased as follows: (i) by 0.2% of the Executive's Base Salary (as of the last day of the year) for each 0.1% by which the Company's actual Cash Flow exceeds the applicable Plan Cash Flow target but is less than 110% of the Plan Cash Flow target, (ii) by 0.3% of the Base Salary for each 0.1% by which the Company's actual Cash Flow exceeds 110% of the applicable Plan Cash Flow target but is less than 120% of the Plan Cash Flow target, and
     (iii) by 0.4% of the Base Salary for each 0.1% by which the Company's actual Cash Flow exceeds 120% of the applicable Plan Cash Flow target.

II.  "CASH FLOW" DEFINED
     -------------------

     For the purpose of this Agreement, "Cash Flow" shall mean the Company's consolidated income without reduction for non-cash compensation expense or deferred compensation expense, interest (except as indicated below), income taxes, depreciation or amortization but after deduction of: (i) all operating expenses (including up to $250,000 in management fees payable to Thomas H. Lee Company and J.S. Frelinghuysen & Co. pursuant to their respective Management Agreements with the Company) and (iii) other reserves required in connection with the operation of the Company's business in the ordinary course. The determination of Cash Flow shall not take into account any income or expense attributable to LIFO reserves, or gains or losses on sales of assets or other extraordinary gains or losses. Except as otherwise provided herein, Cash Flow shall be determined in accordance with generally accepted accounting principles consistently applied, all as reflected in the Company's most recently available consolidated audited financial statements for the immediately preceding fiscal year and as certified by the Chief Financial Officer of the Company. The Plan Cash Flow targets set forth above shall be adjusted in the manner and to the extent reasonably determined by the Company's Board of Directors in order to take into account (i) material changes in the Company's methods of accounting, (ii) the sale of substantial assets by the Company or (iii) the acquisition of ongoing business, whether by merger, consolidation or otherwise. Any such adjustment shall be made in good faith with the intent that, after taking into account the nature of the cause of the adjustment, the measure of the Company's performance established by the Plan Cash Flow targets before and after the adjustment will be as nearly equivalent as is reasonably possible.

III. ANNUAL BONUS PAYMENT, EARLY TERMINATION PAYMENT
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     The Annual Incentive Bonus shall be paid by Holding on April 30 of the year immediately following the year in which it was earned or within thirty (30) days of the date on which the Company receives its audited financial statements for such year, whichever occurs first. Such Bonus is not payable prior to such date unless the Company is sold or the Executive is terminated pursuant to Sections 3.02, 3.03 or 3.05 hereof. If any of the events occur, the Bonus will vest to the extent that the Bonus would otherwise be payable by measuring the Company's Cash Flow as of the date the material terms of such sale were established (the "Sale Date") against the Plan Cash Flow target pro rated to the Sale Date, taking into account seasonal factors as determined in good faith by the Company's Board of Directors; provided, however, that the amount of any resulting Bonus will also be pro rated to the Sale Date based on the number of days elapsed (up
     to and including the Sale Date).   If the Executive's employment terminates
     for any other reason, no portion of his Annual Incentive Bonus will be paid without authorization and approval of the Board of Directors of Holding. Annual Incentive Bonus Payments are not assignable or transferable except by beneficiary designations to take effect at death.

     For the purpose of this Plan, a sale of the Company shall mean a sale of all or substantially all of the assets of the Company or the sale or other transfer of 50% or more of the common stock of the Company held by the Institutional Investors (as defined in the Shareholders' Agreement among Big V Holding Corp. and its shareholders dated as of December 28, 1990) to an unaffiliated third party or parties.